THIS AMENDMENT AND WAIVER AGREEMENT is made as of August 25, 2011, between

LW EMERGING MARKETS OPPORTUNITIES MASTER FUND, LTD.

a corporation incorporated under the laws of the Cayman Islands, and the transferee of LW Emerging Markets Natural Resources Opportunities Fund, Ltd.’s entire interest under the Original Agreement and the Notes (“Lender 1”),

HAMPTON CORP.

a corporation incorporated under the laws of Cayman Islands (“Lender 2”),

LW LATIN AMERICA SHORT DURATION FUND, LTD

a corporation incorporated under the laws of Curacao, (“Lender 3”), and

Li3 ENERGY, INC.

a corporation incorporated under the laws of the State of Nevada, USA (the “Borrower”).

and modifies the Credit Agreement among Lender 1, Lender 2, Lender 3 and the Borrower, dated as of May 2, 2011 (the “Original Agreement”).

WHEREAS, the Borrower is planning to consummate a strategic transaction (the “Transactions”) with POSCO Canada Ltd. (“POSCAN”) that will include the purchase for cash by POSCAN of equity securities of the Borrower (the “Strategic Funding”);

WHEREAS, the Borrower and POSCAN desire that all of the proceeds of the Strategic Funding be used for the Borrower’s work program; and

WHEREAS, the Lenders have agreed to certain modifications to the terms of the Notes in order to facilitate the Transactions, provided that the conversion price of the Notes is adjusted as provided herein;

NOW, THEREFORE, it is agreed as follows:

1.           Defined Terms.  Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Original Agreement

2.           Extention of Maturity.  The Original Agreement is hereby amended, effective upon the initial closing of the Strategic Funding, to change the Principal Payment Date of each Note from February 2, 2012 to June 30, 2012.  Notwithstanding the change in Principal Payment Date, the Principal Amount on February 2, 2012 will be US$1,677,438.27 (One Million Six Hundred Seventy-Seven Thousand Four Hundred Thirty-eight and 27/100 dollars) payable on the Principal Payment Date, as amended.  From February 2, 2012 to June 30, 2012, the Notes shall accrue interest daily at a rate of 15% per annum on the Issue Price calculated using a 360-day year comprised of twelve 30-day months. Thus at the new Principal Payment Date, the Borrower will pay the Principal Amount plus interest accrued at 15% per annum for the period from February 2, 2012 to June 30, 2012.

3.           Prepayment Requirements.  (a)  The Lenders and Borrower hereby confirm that Section 3.02 of the Original Agreement was not intended to apply to any closing (whether or not occurring after the issuance of the Notes) of (i) the Borrower’s private placement offering of units of its securities for $0.27 per unit, the initial closing of which occurred on April 7, 2011, or (ii) the Borrower’s warrant exercise solicitation, the initial closing of which also occurred on April 7, 2011.

(b)           Each Lender hereby waives any right it may have, under Section 3.02 of the Original Agreement or otherwise, to have any obligations under the Notes (whether Issue Price, Accrued Original Discount or otherwise) prepaid in whole or in part out of the proceeds of the Strategic Funding.  The Lenders agree that the Borrower may use the net proceeds of the Strategic Funding for any business purposes as may be determined by Borrower in its sole discretion.

4.           Change in Conversion Price.  The Original Agreement is hereby amended, effective upon the initial closing of the Strategic Funding, to change the Conversion Price of the Notes to U.S.$0.12 per share (subject to adjustment as provided in the Original Agreement).

5.            Counterparts.  This Amendment may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument and shall be effective on the date when each of the parties hereto has signed a copy hereof and shall have delivered the same to the Lenders.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of this 25th day of August 2011.

“Lenders”

Lender 1		Lender 2
LW EMERGING MARKETS
OPPORTUNITIES MASTER FUND, LTD.		HAMPTON CORP.

By:	/s/ Carlos A. Zalles	By:	/s/ Carlos A. Zalles
Name:	Carlos A. Zalles	Name:	Carlos A. Zalles
Title:	Director	Title:	Attorney-in-Fact

Lender 3
LW LATIN AMERICA SHORT DURATION FUND, LTD

By:	/s/ Alfredo Gonzales & /s/ Javier Llanos
Name: Alfredo Gonzales & Javier Llanos
Title: Attorneys-in-Fact

“Borrower”
LI3 ENERGY, INC.

By:	/s/ Luis Saenz
Name:	Luis Saenz
Title:	Chief Executive Officer